UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 1, 2022

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

9070 S Rita Road, #1500, Tucson, AZ	85747
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	AERG	OTCQB

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 1, 2022, the board of directors of Applied Energetics appointed Mary P. O’Hara, age 54, to serve as General Counsel and Chief Legal Officer. The company and Ms. O’Hara entered into an Executive Employment Agreement, pursuant to which she is to serve for an initial term of three years, with automatic renewal for additional one-year periods thereafter unless either party terminates the agreement. The agreement calls for salary of $250,000 per year, plus standard benefits and eligibility for a bonus at the discretion of the board. The company has also granted Ms. O’Hara additional options to purchase up to 640,000 shares of its common stock under its 2018 Incentive Stock Plan, which vest over four years, at an exercise price of $2.40 per share.

Ms. O’Hara has been in private law practice for twenty-nine years and has broad experience in all facets of securities, corporate and commercial law. Ms. O’Hara has represented the Company for several years and is a member of its board of directors. Previously, she was with the law firm of Masur, Griffitts Avidor, LLP, and prior to that she was a partner at Hodgson Russ LLP and an associate at Fulbright & Jaworski LLP (now known as Norton Rose Fulbright) and Mayer Brown & Platt, LLP (now known as Mayer Brown LLP). Ms. O’Hara has a J.D. from New York University School of Law and a B.A. in Economics, magna cum laude, from the University of New Mexico.

Ms. O’Hara has served as counsel to the company through her prior law firm, Masur Griffitts Avidor, LLP. The firm has billed the company monthly for services, and such fees averaged approximately $22,000 per month during the past 12 months. In light of her service as outside counsel and a board member, Ms. O’Hara recommended that the other members of the board seek guidance from separate counsel with respect to the agreement. The board then took such advice with respect to such matters as it deemed appropriate, including requesting a review of the agreement by separate counsel and consultation with respect thereto.

Item 8.01 — Other Events

As of January 3, 2021, Applied Energetics has further extended the term of Christopher Donaghey’s service on its Board of Advisors, adding an exclusivity requirement which prohibits Mr. Donaghey from providing the same advisory services to other companies in the directed energy space. The company issued Mr. Donaghey options to purchase up to 750,000 shares of its common stock for his agreement to extend his term and such exclusivity. The options are exercisable at a price of $2.40 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles
Gregory J. Quarles
Chief Executive Officer

Date: January 6, 2022

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